UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.   )
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 Preliminary Proxy Statement
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 Definitive Proxy Statement
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 Definitive Additional Materials
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 Soliciting Material under
§240.14a-12
EASTERN BANKSHARES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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EASTERN BANKSHARES, INC.
Supplement to the Definitive Proxy Statement
for the 2025 Annual Meeting of Shareholders
to be held on Monday, May 19, 2025
Explanatory Note
This proxy statement supplement (the “Supplement”) supplements and amends the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission by Eastern Bankshares, Inc. (the “Company”) on March 27, 2025.
Following the filing of the Proxy Statement, the Company determined that, due to a clerical error, the 2024 Summary Compensation Table included in the “Executive Compensation” section of the Proxy Statement inadvertently understated by $320,757 the grant date fair value of two stock awards the Company granted in 2024 to Denis K. Sheahan, the Company’s Chief Executive Officer (the “Grant Value Understatement”). Mr. Sheahan is not the Company’s Principal Executive Officer (PEO) but is a Named Executive Officer (NEO). Following the correction, the total grant date fair value of the two stock awards granted to Mr. Sheahan as shown in the 2024 Summary Compensation Table in the column titled “Stock Awards” increased from $530,309 to $851,066. (The table in the “Executive Compensation” section of the Proxy Statement titled “Grant of Plan-Based Awards” correctly disclosed the grant date fair value of each of those two stock awards.)
The Grant Value Understatement carried over in two places in the Pay Versus Performance section of the Proxy Statement: (1) the 2024 amount under the column titled “Average SCT Total for
Non-PEO
NEOs” of $1,777,413  was understated by $64,151; and (2) in the supporting table titled “Adjustment from Summary Compensation Table for
Non-PEO
NEOs,” the line item “Deduction for amounts reported under the ‘Stock Awards’ column in the Summary Compensation Table” of $633,879 was understated by $64,151.
This Supplement is being filed to correct the clerical error by (i) reproducing the impacted portions of the Summary Compensation Table, originally set forth on page 50 of the Proxy Statement, with changes to update the fiscal year 2024 information for Mr. Sheahan with respect to his “Stock Awards” and “Total” compensation amounts in the Summary Compensation Table, and (ii) as a result of the correction to the Summary Compensation Table, reproducing the impacted sections of the “Pay Versus Performance” section of the Proxy Statement, originally set forth on pages 62 and 65 of the Proxy Statement, with changes to increase the 2024 “Average SCT Total for
Non-PEO
NEOs” from $1,777,413 to $1,841,564, and to increase the “Deduction for amounts reported under the ‘Stock Awards’ column in the Summary Compensation Table” from $633,879 to $698,031. The corrected information provided below replaces the corresponding information originally included in the Proxy Statement in its entirety.
Except as specifically discussed in this Explanatory Note, this Supplement does not otherwise modify or update any other disclosures presented in the Proxy Statement. This Supplement should be read with the Proxy Statement, and, from and after the date of this Supplement, any references to the “Proxy Statement” shall be deemed to include the Proxy Statement as amended by this Supplement.
If you have already voted by Internet, telephone, or by mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via Internet, telephone, or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Important information regarding how to vote your shares and revoke proxies already cast is available in the Proxy Statement under the caption “Voting and Additional Information.”

2024 Summary Compensation Table
The table below sets forth the total compensation paid to, or earned by, our NEOs for the years ended December 31, 2024, 2023 and 2022 in accordance with applicable SEC rules.

Summary Compensation Table (“SCT”)
Name and Principal Position	Fiscal Year (1)	Salary (2)	Bonus (3)	Non-Equity Incentive Plan Compensation (4)(5)	Stock Awards (6)		Change In Pension Value and Non- qualified Deferred Compensation Earnings (7)	All Other Compensation (8)		Total
Robert F. Rivers	2024	$995,000	$—	$1,124,350		$1,353,380	$640,281	$73,126			$4,186,137
Executive Chair and Chair of the Board of Directors	2023	$995,000	$—	$2,434,326		$820,870	$617,294	$47,607			$4,915,097
	2022	$995,000	$—	$976,100		$4,503,726	$13,486	$255,368			$6,743,680
Denis K. Sheahan Chief Executive Officer	2024	$338,462	$—	$406,800	$	~~530,309~~ 851,066	$18,099	$15,597		$	~~1,309,267~~ 1,630,023
Quincy L. Miller	2024	$628,462	$—	$531,494		$615,241	$201,482	$57,453			$2,034,132
President and Chief Operating Officer	2023	$590,000	$—	$866,942		$292,046	$196,629	$41,241			$1,986,858
	2022	$587,500	$—	$385,900		$3,002,449	$20,111	$114,166			$4,110,126
David Rosato Chief Financial Officer	2024	$205,192	$200,000	$167,771		$783,416	$—	$4,120	$—		$1,360,499
Kathleen C. Henry	2024	$477,250	$—	$403,200		$478,846	$260,720	$51,234			$1,671,250
General Counsel and Corporate Secretary	2023	$463,500	$250,000	$400,928		$152,935	$156,625	$38,861			$1,462,849
	2022	$461,250	$—	$227,300		$2,001,646	$84,812	$35,975			$2,810,983
James B. Fitzgerald	2024	$606,667	$—	$516,975		$761,685	$558,249	$68,440			$2,512,016
Former Chief Administrative Officer, Chief Financial Officer and Treasurer	2023	$590,000	$250,000	$866,942		$292,046	$455,570	$52,575			$2,507,133
	2022	$587,500	$—	$385,900		$3,002,449	$2,406	$125,410			$4,103,665
(1)
Neither Messrs. Sheahan nor Rosato were NEOs prior to 2024. Their respective compensation is therefore only disclosed for the year ended December 31, 2024, representative of their time employed during 2024.

(2)
Represents base salary earned in 2024, 2023 and 2022, as applicable. For Messrs. Miller and Fitzgerald and Ms. Henry, 2024 and 2022 salary changes were effective March 1st of each year. No salary changes were implemented in 2023 for our NEOs.

(3)
Represents a
one-time
cash award for Mr. Rosato as part of his new hire package to offset his forfeited annual incentive award. For Mr. Fitzgerald and Ms. Henry, represents a 2023 one-time
Eastern Insurance transaction cash awards to recognize their roles in the successful sale of Eastern Insurance Group to Gallagher.

(4)	Represents cash awards earned under the Company’s MIP during 2024, 2023 and 2022, and amounts payable under legacy LTIP cash awards that matured on December 31, 2023.
•
MIP Awards:
For Messrs. Rivers, Sheahan, Miller, Rosato and Fitzgerald and Ms. Henry, amounts earned under the MIP in 2024 were $1,124,350, $406,800, $531,494, $167,771, $516,975 and $403,200 respectively. For Messrs. Rivers, Miller, Fitzgerald and Ms. Henry, amounts earned under the MIP in 2023 were $895,500, $354,000, $354,000 and $208,575, respectively. For Messrs. Rivers, Miller and Fitzgerald and Ms. Henry, amounts earned under the MIP in 2022 were $976,100, $385,900, $385,900 and $227,300 respectively.

•
Legacy LTIP Awards:
The final legacy LTIP award was granted in 2019 and matured on December 31, 2023. For Messrs. Rivers, Miller and Fitzgerald and Ms. Henry, the amounts payable under legacy LTIP awards that were granted in 2019 and matured on December 31, 2023 were $1,524,000, $508,000, $508,000 and $190,500 respectively. LTIP cash awards that were granted in 2018 and matured on December 31, 2022, were valued at $0, and thus no amounts are included in 2022 for the 2018 LTIP cash awards.

(5)
The amounts payable under the legacy LTIP awards that matured in 2023 include interest paid thereon from December 31 of the year in which they matured through the dates of payment in March 2024. For awards that matured in 2023, the interest amounts were $14,826 for Mr. Rivers, $4,942 for Messrs. Miller and Fitzgerald and $1,853 for Ms. Henry.

(6)
Represents the aggregate grant date fair value of RSUs and PSUs granted in 2024, 2023 and 2022, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, which for RSUs was equal to the closing price of a share of Company common stock on the date of grant of $12.81 on March 1, 2024, $15.63 on March 1, 2023 and $21.08 on March 1, 2022, multiplied by the number of RSUs in the grant; for the PSUs based on EPS as the performance measure, was equal to the closing price of a share of Company common stock on the grant date ($21.08 on March 1, 2022), multiplied by the number of PSUs at target award levels; and for the PSUs based on TSR as the performance measure: (i) PSU awards granted in March 2024 were valued based on the probable outcome of applicable performance conditions using a Monte Carlo simulation model, which priced our common stock on the grant date ($10.82 on March 1, 2024, $10.16 on March 1, 2023 and $21.15 on March 1, 2022), multiplied by the number of PSUs at target award levels, and (ii)
“off-cycle”
PSU awards granted in September 2024 to Messrs. Sheahan (in connection with the closing of the Cambridge merger) and Rosato (in connection with the commencement of his employment) were valued based on the initial Monte Carlo valuation of PSUs granted in March 2024, which priced our common stock on the grant date ($10.82 on September 3, 2024), multiplied by the number of PSUs at target award levels. If it is assumed that that the maximum level of performance under the PSUs was achieved, the grant date fair value of the 2024 PSU portion of the grant for PSUs issued in March 2024 and September 2024 would have been $1,343,244 for Mr. Rivers; $610,633 for Mr. Miller, $475,264 for Ms. Henry and $755,976 for Mr. Fitzgerald; and the grant date fair value of the 2024 PSU portion of the grant for PSUs issued in September 2024 would have been $971,980 for Mr. Sheahan and $494,999 for Mr. Rosato.

(7)
Represents the change in the value of the Pension Plan and Benefit Equalization Plan (“BEP”) for all our NEOs, for the period of January 1 to December 31 of each applicable reporting year. Mr. Rosato becomes eligible for these Plans in 2025.

(8)	All Other Compensation in the table above includes the amounts for 2024, 2023 and 2022, as applicable, set forth in the following table.
Pay Versus Performance
In accordance with rules adopted by the SEC, we provide the following disclosure regarding executive “Compensation Actually Paid” or “CAP” (as calculated in accordance with SEC rules) and certain Company performance for the fiscal years listed below. Please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement for a more complete description of how executive compensation relates to Company performance and how the CHCM Committee makes its decisions.

						Value of Initial Fixed $100 Investment Based on:
Year #	SCT Total for PEO	“Compensation Actually Paid” to PEO (1)	Average SCT Total for Non-PEO NEOs (2)		Average “Compensation Actually Paid” to Non-PEO NEOs (1) (2)	Company TSR (3)	Peer Group TSR (4)	GAAP Net Income (thousands $) (5)
2024	$4,186,136	$5,028,364	$	~~1,777,412~~ 1,841,564	$2,057,039	$156.33	$193.32	$119,561
2023	$4,915,097	$3,898,615		$1,999,339	$1,648,743	$124.94	$170.78	$232,177
2022	$6,743,680	$5,859,893		$3,437,369	$2,918,229	$147.04	$171.46	$199,759
2021	$4,208,543	$4,189,967		$2,380,559	$2,321,245	$168.53	$184.23	$154,665
2020	$3,673,300	$3,411,841		$2,008,597	$1,908,292	$134.24	$134.82	$22,738
(1)	Compensation Actually Paid to the Principal Executive Officer (“PEO”) and Non-PEO NEOs reflects the totals from our Summary Compensation Table with the following adjustments:
•	For each of the Pension Plan and BEP, the change in the actuarial present value was replaced with each plan’s service cost.
•	For equity incentive awards, the grant date fair values computed in accordance with FASB ASC Topic 718 were replaced with year-end fair values as of December 31 as follows:
2024 Awards
•
RSUs were valued based on the closing price of a share of Company common stock on December 31, 2024 ($17.25) instead of the March 1, 2024 grant date value ($12.81), multiplied by the number of RSUs outstanding.

•
PSUs based on TSR performance were valued based on the probable outcome of performance conditions using a Monte Carlo simulation model, which priced Company common stock at $17.26 per share as of December 31, 2024 (instead of the actual December 31, 2024 closing price of a share of Company common stock at $17.25), multiplied by the number of PSUs outstanding at target award levels.

•
PSUs based on TSR performance that were issued in September 2024 to each of Messrs. Sheahan and Rosato were valued based on the Company’s experience generally valuing similar equity awards but without the Company relying on a separate Monte Carlo valuation, multiplied by the number of PSUs outstanding at target award levels.

2023 Awards
•
RSUs were valued based on the closing price of a share of Company common stock on December 31, 2023 ($14.20) instead of the March 1, 2023 grant date value ($15.63), multiplied by the number of RSUs outstanding.

•
PSUs based on TSR performance were valued based on the probable outcome of performance conditions using a Monte Carlo simulation model, which priced Company common stock at $7.97 per share as of December 31, 2023 (instead of the actual December 31, 2023 closing price of a share of Company common stock at $14.20), multiplied by the number of PSUs outstanding at target award levels.

2022 Awards
•
RSUs were valued based on the closing price of a share of Company common stock on December 31, 2022 ($17.25) instead of the March 1, 2022 grant date value ($21.08), multiplied by the number of RSUs outstanding.

•
PSUs based on EPS performance were valued based on the closing price of a share of Company common stock on December 31, 2022 ($17.25), instead of on the March 1, 2022 grant date value ($21.08), multiplied by the number of PSUs outstanding at target award levels.

•
PSUs based on TSR performance were valued based on the probable outcome of performance conditions using a Monte Carlo simulation model, which priced Company common stock at $12.26 per share as of December 31, 2022 (instead of the actual December 31, 2022 closing price of a share of Company common stock at $17.25), multiplied by the number of PSUs outstanding at target award levels.

•	No equity awards were granted to our PEO or Non-PEO NEOs prior to 2022, and no equity awards were forfeited or both granted and vested in 2022. Thus, no adjustments were made for these items.
•
Reconciliation for the variance between Summary Compensation Table data for the PEO and
Non-PEO
NEOs is included below this section in the ‘Adjustments from Summary Compensation Table’ for both the PEO and the
Non-PEO
NEOs respectively.

(2)	Our Non-PEO NEOs included for each year are as follows:
•	For 2024, our “Non-PEO NEOs” include our current NEOs, Messrs. Sheahan, Q. Miller, Rosato and Fitzgerald, and Ms. Henry.
•	For 2023, our “Non-PEO NEOs” included NEOs, Messrs. Q. Miller, Fitzgerald, Westermann and Lodge, our former President and CEO of Eastern Insurance Group LLC, and Ms. Henry.
•	For 2022, our “Non-PEO NEOs” included NEOs, Messrs. Q. Miller, Fitzgerald and Westermann, and Ms. Henry.
•
For 2021, our
“Non-PEO
NEOs” included Messrs. Q. Miller and Fitzgerald, as well as Jan A. Miller, our former Vice Chair and Chief Commercial Banking Officer, and John F. Koegel, the former President and CEO of Eastern Insurance Group LLC.

•	For 2020, our “Non-PEO NEOs” were Messrs. Q. Miller and Fitzgerald.
(3)
Company TSR reflects the value of a $100 investment made on October 15, 2020, the date the Company became a publicly listed company, through and including the end of the fiscal year for which our cumulative total shareholder return is provided.

(4)
Peer Group TSR reflects the value of a $100 investment in the KRX beginning on October 15, 2020, through and including the end of the fiscal year for which our cumulative total shareholder return is provided.

(5)
Under SEC rules, companies are required to provide data with respect to a “Company Selected Measure” which represents the most important financial measure that links CAP to company performance, and which is not otherwise required to be disclosed in this table. However, we do not have another financial measure that materially links CAP to company performance and, as such, we have omitted this column.

Adjustment from Summary Compensation Table for
Non-PEO
NEOs

	2024		2023	2022	2021	2020
Deduction for change in actuarial present values reported under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column in the Summary Compensation Table		$(207,710)	$(202,042)	$(26,832)	$(86,477)	$(109,111)
Increase for service cost of Pension Plan and BEP		$120,688	$89,731	$111,932	$27,163	$30,488
Deduction for prior service cost of Pension Plan and BEP		$—	$—	$—	$—	$(21,682)
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table	$	~~(633,879)~~ (698,031)	$(201,781)	$(2,502,048)	$—	$—
Increase based on fair value of awards granted during year that remain unvested as of year-end, determined as of year-end		$959,781	$173,458	$1,897,809	$—	$—
Deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end		$77,092	$(178,134)	$—	$—	$—
Deduction for change in fair value from prior year-end to vesting date of awards granted prior year to date vested during year		$(36,346)	$(31,829)	$—	$—	$—
Total Adjustments	$	~~279,626~~ 215,475	$(350,597)	$(519,139)	$(59,314)	$(100,305)